EXHIBIT 21.1 SUBSIDIARIES OF THE COMPANY

                           SUBSIDIARIES OF THE COMPANY

                                                            Percentage of Voting
Name                        Jurisdiction of Incorporation   Securities Owned
----                        -----------------------------   --------------------

Aurora Gold (BVI) Limited   The British Virgin Islands      100 (a)
Aurora Gold, S. A.          Guatemala                       100 (a)

(a)  Included in the consolidated financial statements filed herein.



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